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                      Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 1997 appearing on page 30 of IntelliQuest Information Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
Austin, TX
September 17, 1997